Exhibit k(4)
EXECUTION COPY
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
LOAN AND SERVICING AGREEMENT
     This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT (this “Amendment”), is dated as of February 25, 2011, among Fifth Street Funding, LLC, as the borrower (in such capacity, the “Borrower”), Fifth Street Finance Corp., as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Wells Fargo Securities, LLC, as the administrative agent (in such capacity, the “Administrative Agent”), Wells Fargo Bank, N.A. (as successor by merger to Wachovia Bank, National Association), as lender (in such capacity, the “Lender”) and as lender agent (in such capacity, the “Lender Agent”), Wells Fargo Bank, N.A., as the collateral agent (in such capacity, the “Collateral Agent”), account bank (in such capacity, the “Account Bank”) and collateral custodian (in such capacity, the “Collateral Custodian”). Capitalized terms used but not defined herein have the meanings provided in the Loan and Servicing Agreement (as defined below).
R E C I T A L S
     WHEREAS, the above-named parties have entered into the Amended and Restated Loan and Servicing Agreement, dated as of November 5, 2010 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Loan and Servicing Agreement”), and, pursuant to and in accordance with Section 11.01 thereof, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects, as provided herein.
     NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1. AMENDMENT.
(a) Section 1.1 of the Loan and Servicing Agreement is hereby amended as follows:
          (1) by amending and restating the definition of “Applicable Spread” in its entirety as follows:
“Applicable Spread” means 3.00% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.50%.
          (2) by amending subclause (b) of the definition of “Assigned Value” by adding the word “Senior” before the words “Net Leverage Ratio” appearing in the third sentence thereof;
          (3) by amending the definition of “Improvement Date” by adding the word “Senior” before the words “Net Leverage Ratio” appearing in the third line thereof;

          (4) by amending subclause (i) of the definition of “Indebtedness” by deleting the words “for the purposes of the definition of the Interest Coverage Ratio and the Net Leverage Ratio,” appearing in the first two lines thereof;
          (5) by amending the definition of “Material Modification” by adding the word “Senior” before each occurrence of the words “Net Leverage Ratio” appearing in subclause (b) and subclause (f) thereof;
          (6) by deleting the definition of “Net Leverage Ratio” in its entirety;
          (7) by replacing the date “May 26, 2012” in clause (i) of the definition of “Reinvestment Period” with the date “February 25, 2013”;
          (8) by amending the definition of “Relevant Test Period” by adding the words “Total Net Leverage Ratio, Senior” before the words “Net Leverage Ratio” appearing in the second line thereof;
          (9) by adding the following defined term in the proper alphabetical order:
“Senior Net Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Loan Agreement for each such Loan Asset, and in any case that “Senior Net Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness minus Unrestricted Cash to (b) EBITDA.
          (10) by amending and restating subclause (g) of the definition of “Servicer Termination Event” in its entirety as follows:
(g) Fifth Street permits Shareholders’ Equity (as reflected in its 10Q or 10K without any deductions) at the last day of any of its fiscal quarter to be less than $510,000,000 plus 50% of the net proceeds of the sale of equity interests by Fifth Street issued after February 25, 2011 (provided for purposes of calculating the net proceeds from the sale of equity interests, the net proceeds from the issuances of any debt securities convertible into equity interests of Fifth Street shall not be included in the calculation of the net proceeds from the sale of equity interests until such time the conversion from debt securities to equity interests takes place);
          (11) by amending and restating subclause (o) of the definition of “Servicer Termination Event” in its entirety as follows:
(o) Fifth Street makes a capital contribution to an Affiliate other than the Borrower, an entity to be formed and named Fifth Street Asset Management LLC (or any similar name thereof) or its Subsidiaries, or any other “asset manager”, or similar business venture or any entity engaged in similar activities together with its Subsidiaries, and after accounting for such capital contribution, Fifth Street’s Shareholders’ Equity (provided that equity in Affiliates other than the Borrower will not be included in this calculation) is not greater than $250,000,000;
          (12) by replacing the date “May 26, 2013” in the first line of the definition of “Stated Maturity Date” with the date “February 25, 2014”;
          (13) by adding the following defined term in the proper alphabetical order:
“Total Net Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Total Net Leverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Total Net Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) Indebtedness minus Unrestricted Cash to (b) EBITDA.
          (14) by amending and restating subclause (i) of the definition “Value Adjustment Event” in its entirety as follows:
(i) (x) The Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset (I) is less than 85% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on (A) the applicable Cut-Off Date (if no Improvement Date has occurred) or (B) the most recent Improvement Date (if an Improvement Date has occurred) and (II) is less than 1.50x or (y) the Senior Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset (I) is more than 0.50x higher than such Senior Net Leverage Ratio as calculated on (A) the applicable Cut-Off Date (if no Improvement Date has occurred) or (B) the most recent Improvement Date (if an Improvement Date has occurred) and (II) is more than 3.50x;
(b)	Section 2.09 of the Loan and Servicing Agreement is hereby amended by replacing the rate “2.50%” wherever it appears with the rate “2.00%”.

(c)	Section 6.08(b)(ii)(x) of the Loan and Servicing Agreement is hereby amended by adding the word “Total” after the words “calculations of the” appearing at the beginning thereof and adding the words “, Senior Net Leverage Ratio” after the words “Net Leverage Ratio” appearing in the second line thereof.
     SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.
     Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement, and corresponding references thereto or therein such as “hereof, “herein”, or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby.

This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein.
     SECTION 3. REPRESENTATIONS.
     Each of the Borrower, the Servicer, and the Transferor, severally for itself only, represents and warrants as of the date of this Amendment as follows:
     (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
     (ii) the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;
     (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement as amended hereby by or against it;
     (iv) this Amendment has been duly executed and delivered by it;
     (v) each of this Amendment and the Loan and Servicing Agreement as amended hereby constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
     (vi) there is no Unmatured Event of Default, Event of Default, or Servicer Termination Event.
     (vii) CONDITIONS TO EFFECTIVENESS.
     The effectiveness of this Amendment is conditioned upon delivery of duly executed signature pages by all parties hereto to the Administrative Agent.
     SECTION 4. MISCELLANEOUS.
     (a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
     (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     (c) This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.
     (d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
     (e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
     (f) This Amendment and the Loan and Servicing Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.
     (g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AND SERVICING AGREEMENT.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIFTH STREET FUNDING, LLC, as the Borrower
By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
Fifth Street Funding, LLC
Amendment No. 1 to A&R Loan and Servicing Agreement

FIFTH STREET FINANCE CORP., as the Servicer and Transferor
By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
Fifth Street Funding, LLC
Amendment No. 1 to A&R Loan and Servicing Agreement

WELLS FARGO SECURITIES, LLC, as the Administrative Agent
By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
Fifth Street Funding, LLC
Amendment No. 1 to A&R Loan and Servicing Agreement

WELLS FARGO BANK, N.A., (as successor by merger to Wachovia Bank, National Association), as the Lender and Lender Agent
By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
Fifth Street Funding, LLC
Amendment No. 1 to A&R Loan and Servicing Agreement

P - 1

WELLS FARGO BANK, N.A., as the Collateral Agent, Account Bank and Collateral Custodian
By:
Name:
Title:

Fifth Street Funding, LLC
Amendment No. 1 to A&R Loan and Servicing Agreement